UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – May 10, 2013 (May 9, 2013)

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54305	20-1945088
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

39550 Orchard Hill Place Drive, Novi, Michigan	48375
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Cooper-Standard Holdings, Inc. 2011 Omnibus Incentive Plan

At the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of Coopers-Standard Holdings, Inc. (the “Company”) held on May 9, 2013, the Company’s stockholders approved the Amended and Restated Cooper-Standard Holdings, Inc. 2011 Omnibus Incentive Plan (the “Omnibus Plan”), which had been previously approved by the Company’s Board of Directors, subject to stockholder approval. The amended and restated Omnibus Plan increases the number of shares of common stock of the Company available for awards under the Omnibus Plan by 3,272,834 to a total of 3,450,000 shares of common stock. The following paragraphs provide a summary of certain terms of the Omnibus Plan. The Omnibus Plan is set forth in its entirety as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The purpose of the Omnibus Plan is to aid the Company and its affiliates in recruiting and retaining key employees and directors of outstanding ability and to motivate such key employees and directors to exert their best efforts on behalf of the Company and its affiliates by providing incentives through the granting of awards. The Compensation Committee of the Board of Directors administers the Omnibus Plan and will designate eligible award recipients under the Omnibus Plan.

Under the Omnibus Plan, the Company may grant: (i) non-qualified stock options; (ii) stock appreciation rights (“SARs”); (iii) restricted stock and restricted stock unit awards; (iv) other stock-based awards; and (v) incentive awards in the form of annual incentive awards and long-term incentive awards. Subject to the adjustment provisions included in the Omnibus Plan, a total of 3,450,000 shares of common stock became authorized for awards as of the date of stockholder approval of the amended and restated Omnibus Plan. The number of shares available under the Omnibus Plan will be reduced by one share for every one share that is subject to an option or SAR granted under the Omnibus Plan after December 31, 2012, and two and one-quarter shares for every one share that is subject to an award other than an option or SAR granted under the Omnibus Plan after December 31, 2012.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting was held on May 9, 2013. A total of 21,065,117 shares of common and preferred stock (voting with the common stock, as a single class, on an as converted basis) were eligible to vote at the 2013 Annual Meeting. The matters voted on at the 2013 Annual Meeting were as follows:

1.    Election of Directors:

The following individuals were elected to the Board of Directors for a term of one year expiring at the 2014 Annual Meeting of Stockholders.

Name	Votes For	Withheld	Broker Non-Votes
Orlando A. Bustos	15,098,882	592	1,288,732
Jeffrey S. Edwards	15,098,882	592	1,288,732
Larry J. Jutte	15,098,782	692	1,288,732
Jeffrey E. Kirt	15,098,882	592	1,288,732
David J. Mastrocola	13,075,939	2,023,535	1,288,732
Stephen A. Van Oss	15,098,782	692	1,288,732
Kenneth L. Way	15,098,782	692	1,288,732

The nominations were made by the Board of Directors and no other nominations were made by any stockholder.

2.    Approval of the Amended and Restated Cooper-Standard Holdings, Inc. 2011 Omnibus Incentive Plan:

The stockholders voted to approve the Amended and Restated Cooper-Standard Holdings, Inc. 2011 Omnibus Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,956,160	1,143,164	150	1,288,732

3.    Ratification of Appointment of Independent Registered Public Accounting Firm:

The stockholders voted to ratify the appointment by the Company’s Audit Committee of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstentions
16,385,567	2,639	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Amended and Restated 2011 Cooper-Standard Holdings Inc. Omnibus Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER-STANDARD HOLDINGS INC.

\s\ Timothy W. Hefferon
Name: Timothy W. Hefferon Title: Vice President, General Counsel and Secretary

Dated: May 10, 2013

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Amended and Restated 2011 Cooper-Standard Holdings Inc. Omnibus Incentive Plan